Exhibit 10.14

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Principal Amount: Up to $1,150,000.00 Dated as of November 9, 2021

Chain Bridge I, a Cayman Islands exempted company (“Maker”), promises to pay to the order of CB Co-Investment LLC, a Delaware limited liability company, or its registered assigns or successors in interest (“Payee”), or order, the principal sum of up to one million one hundred fifty thousand U.S. dollars ($1,150,000) in lawful money of the United States of America, on the terms and conditions described below. All cash payments on this Promissory Note (this “Note”) shall be made by check or wire transfer of immediately available funds to such account as Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.                   Principal. Unless earlier converted into Warrants (as defined below), the principal balance of this Note shall be payable on the earlier of: (i) November 9, 2024 or (ii) the consummation of an initial busines combination by Maker (the “Initial Business Combination”). The principal balance may not be prepaid at any time. Notwithstanding the foregoing, Payee shall have the right to convert the outstanding principal balance on this Note into warrants, each such warrant entitling the Payee to purchase one Class A Ordinary Share, par value $0.0001 per share, of Maker (“Warrants”), at a conversion price of $1.00 per Warrant, in each case subject to that certain Warrant Agreement between Maker and Continental Stock Transfer & Trust Company, dated as of November 9, 2021 (the “Warrant Agreement”); provided, however, that any such conversion shall not occur until after the 60th day following the effective date of the registration statement on Form S-1 related to Maker’s initial public offering. The Warrants issuable upon conversion of the outstanding principal amount hereunder shall (i) be identical to the Warrants issued by Maker to the Payee in a private placement upon consummation of Maker’s initial public offering and (ii) be entitled to the same registration rights as those Warrants referenced in clause (i).

2.                   Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.                   Drawdown Requests. Maker and Payee agree that Maker may request one million one hundred fifty thousand dollars ($1,150,000.00) to fund the trust account established in connection with Maker’s initial public offering (the “Trust Account”) to a value of $10.20 per public share sold in such initial public offering (the “Trust Account Funding Level”), on the date of the consummation of such offering, solely for deposit into the Trust Account. The remaining undrawn principal of this Note may be drawn down on the date of the consummation of the exercise of the underwriter’s over-allotment option in connection with Maker’s initial public offering, based on Payee’s pro rata investment in the at-risk capital of Maker, solely for deposit into the Trust Account to ensure that the Trust Account Funding Level is maintained at $10.20 per share sold in Maker’s initial public offering, in an amount proportionate to the exercise of such over-allotment option. Once an amount is drawn down under this Note, it shall not be available for future drawdown. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any payments under this Note.

4.                   Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

5.                   Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the date specified above.

(b) Voluntary Bankruptcy, Liquidation, Etc. The commencement by Maker of a voluntary liquidation or voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

6.                   Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 5(b) and 5(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

7.                   Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8.                Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9.                   Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10.               Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11.               Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12.               Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account to be established in which the proceeds of initial public offering conducted by Maker (including the underwriters’ deferred discounts and commissions) and the proceeds of the sale of the warrants issued in a private placement to occur prior to the consummation of the initial public offering conducted by Maker are to be deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the initial public offering conducted by Maker, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever; provided, however, that upon the consummation of the initial business combination, Maker shall repay the principal balance of this Note out of the proceeds released to Maker from the trust account and any other funds available to Maker.

13.               Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of Maker and Payee.

14.               Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

CHAIN BRIDGE I

By:	/s/ Michael Rolnick
Name:	Michael Rolnick
Title:	Chief Executive Officer

[Signature Page to Promissory Note]